UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2016
SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1929 ALLEN PARKWAY, HOUSTON, TEXAS 77019
(Address of principal executive offices) (Zip Code)

(713) 522-5141
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     Other Events

This Form 8-K is being filed for the purpose of providing, in one document, a description of the capital stock of Service Corporation International (the “Company”). In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in Section G.99 and H.29 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), we intend to incorporate by reference the description of our common stock set forth below into future registration statement filings that we make under the Securities Act of 1933 on Form S-3 and Form S-8 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under the Securities Exchange Act of 1934.

DESCRIPTION OF CAPITAL STOCK
GENERAL

As of April 30, 2016, the Company had authorized capital stock consisting of 1,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), and 500,000,000 shares of Common Stock. As of April 30, 2016, the Company had outstanding 193,728,521 shares of Common Stock, and 12,363,191 shares were reserved for future issuance. No shares of Preferred Stock were outstanding on such date.

COMMON STOCK

Subject to the prior rights of holders of shares of Preferred Stock, the holders of shares of Common Stock:

•	are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor;

•	are entitled to one vote per share;

•	have no preemptive or conversion rights;

•	are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and

•	are entitled upon liquidation to receive the assets of the Company remaining after the payment of corporate debts and the satisfaction of the liquidation preference of Preferred Stock.

Voting is non-cumulative. The outstanding shares of Common Stock are fully paid and non-assessable.

The Transfer Agent and Registrar for the Common Stock is Computershare Inc.

PREFERRED STOCK

Under the Articles of Incorporation, SCI has the authority to issue 1,000,000 shares of Preferred Stock. The Board of Directors of SCI is empowered, without approval of the shareholders, to cause shares of Preferred Stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Board of Directors are the rate of dividends, redemption and conversion prices and terms and amounts payable in the event of liquidation. Dividends on the Preferred Stock, both for the current period and all past periods, must be paid or set apart for payment before any dividends (other than in stock junior to the Preferred Stock) can be paid on the Common Stock and before any other distribution on or redemption of any Common Stock by the Company. The holders of Preferred Stock will be entitled to one vote per share in the election of directors and on all matters submitted to shareholders. The Company may not, without the approval of the holders of at least two-thirds of the outstanding shares of Preferred Stock (and subject to the provisions of the Articles of Incorporation referred to under "-Certain Provisions Affecting Control of the Company" above), among other things, amend or repeal any provision of, or add any provision to, the Articles of Incorporation or Bylaws of the Company if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock. Except for matters on which the Preferred Stock is entitled to vote as a class, shares of outstanding Preferred Stock vote together with the Common Stock. Voting is noncumulative. If dividends payable on any series shall be in arrears in an amount equivalent to six dividend payments, the holders of Preferred Stock voting as a class have the right to elect two directors to the Board of Directors to serve until all past due dividends have been paid. Issuance of Preferred Stock could involve dilution of the equity of the holders of Common Stock and restriction on the rights of such shareholders to receive dividends.

CERTAIN PROVISIONS AFFECTING CONTROL OF THE COMPANY

The Articles of Incorporation contain various provisions that may be deemed to have an anti-takeover effect. These provisions include the following:

•	the requirement of a four-fifths vote of outstanding shares of capital stock:

◦	to approve the merger or consolidation of the Company, or the exchange by the Company of its securities, with a holder of 10% or more of the Company's capital stock;

◦	to remove directors with or without cause; and

◦	to amend or repeal any of these provisions;

•	the creation of a classified Board of Directors consisting of three classes;

•	the establishment of a minimum of nine and a maximum of 15 directors;

•	the ability of the directors, by four-fifths vote, to remove a director, subject to approval by a majority vote of the shareholders; and

•	the right of directors to fill vacancies on the board without the approval of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2016

SERVICE CORPORATION INTERNATIONAL

By: /s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President, General Counsel and Secretary